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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and the related Prospectus of SciClone Pharmaceuticals, Inc. for registration of 1,908,000 shares of its Common Stock and to the incorporation by reference therein of our report dated January 28, 2000, with respect to the consolidated financial statements and schedule of SciClone Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP


Palo Alto, California
April 20, 2000